Exhibit 4.40

ADDENDUM NO. 1
Dated 12 July 2013

to a Settlement Agreement
dated 14 June 2013

BETWEEN

(1)	(a)	ASIAN GRACE SHIPPING LIMITED;
(b) AFRICAN GLORY SHIPPING LIMITED; and
(c) AFRICAN JOY SHIPPING LIMITED,
as borrowers (collectively, the "Borrowers" and each a "Borrower");

(2)	MARITIME CAPITAL SHIPPING LIMITED, as guarantor (the "Guarantor");

(3)	UNITED OVERSEAS BANK LIMITED, as lender (the "Lender");

(4)	UNITED OVERSEAS BANK LIMITED, as swap bank (the "Swap Bank"); and

(5)	UNITED OVERSEAS BANK LIMITED, as agent (the "Agent").

(together, the "Parties")

WHEREAS:

(A)
Pursuant to that certain settlement agreement dated 14 June 2013 (the "Agreement") between the Borrowers, the Guarantor, the Lender, the Swap Bank and the Agent, it has been agreed that the Guarantor's liabilities under the Loan Agreement (as defined in the Agreement) will be discharged in full against: (i) the disposal of all of the Borrowers' issued shares; (ii) the application of the Company Cash (as defined in the Agreement) and all cash held in the Accounts (as defined in the Agreement) towards the payment or satisfaction of the Deficiency Claim (as defined in the Agreement) dollar for dollar for each dollar of cash turned over until all the available Company Cash (received or held on or after the Closing Date (as defined in the Agreement)) have been turned over; (iii) the release of the Agreed Surplus (as defined in the Agreement) from the Escrow Account (as defined in the Agreement) and payment of same into the Accounts as the Lender may direct; and (iv) the holding by the Guarantor of any and all Residual Cash (as defined in the Agreement) received after the Closing Date in trust for the benefit of the Agent.

(B)	Pursuant to the Agreement "Closing Date" means "5 July 2013, or such other date as the Parties may agree".

NOW it is hereby agreed as follows:

1.	EFFECTIVE DATE

This Addendum No.1 shall be deemed to have taken effect on 5 July 2013.

2.	AMENDMENT OF DEFINITION

The definition of Closing Date shall be amended to read as follows:

"Closing Date" means 19 July 2013, or such other date as the Parties may agree.

  All other terms of the Agreement remain in full force and effect.

3.	MISCELLANEOUS

(a)	This Addendum No. 1 may not be amended orally but only by an instrument in writing duly executed by the parties hereto.

(b)	This Addendum No.1 may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Addendum No.1.

4.	GOVERNING LAW

This Addendum No.1 and all non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with English law.

5.	ENFORCEMENT

The provisions as to jurisdiction and service of process specified in clause 10 of the Agreement apply to this Addendum No.1.

IN WITNESS HEREOF the parties have caused this Agreement to be duly executed as a deed on the date first written above.

The Borrowers

EXECUTED as a DEED	)
)
by Stamatis Tsantanis	)
for and on behalf of	)
ASIAN GRACE SHIPPING LIMITED	)	/s/ Stamatis Tsantanis
)
in the presence of:	)

/s/ Theodora Mitropetrou
Theodora Mitropetrou

EXECUTED as a DEED	)
)
by Stamatis Tsantanis	)
for and on behalf of	)	/s/ Stamatis Tsantanis
AFRICAN GLORY SHIPPING LIMITED	)
)
in the presence of:	)

/s/ Theodora Mitropetrou
Theodora Mitropetrou

EXECUTED as a DEED	)
)
by Stamatis Tsantanis	)
for and on behalf of	)
AFRICAN JOY SHIPPING LIMITED	)	/s/ Stamatis Tsantanis
)
in the presence of:

/s/ Theodora Mitropetrou
Theodora Mitropetrou

The Guarantor

EXECUTED as a DEED	)
)
by Stamatis Tsantanis	)
for and on behalf of	)
)
MARITIME CAPITAL SHIPPING LIMITED	)	/s/ Stamatis Tsantanis
)
in the presence of:

/s/ Theodora Mitropetrou
Theodora Mitropetrou

The Lender

SIGNED by Chua Siok Lian
)
for and on behalf of	)
UNITED OVERSEAS BANK LIMITED	)	/s/ Chua Siok Lian
)
in the presence of:	)

/s/ Theodora Mitropetrou
Theodora Mitropetrou

The Swap Bank
)
SIGNED by Chua Siok Lian	)
)
for and on behalf of	)
UNITED OVERSEAS BANK LIMTED	)	/s/ Chua Siok Lian
)
in the presence of:	)

The Agent

SIGNED by Chua Siok Lian	)
)
for and on behalf of	)
UNITED OVERSEAS BANK LIMTED	)	/s/ Chua Siok Lian
)
in the presence of:	)